UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of the earliest event reported): May 20, 2026

Commission file number: 333-249533

FORTITUDE GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	85-2602691
(State of Other Jurisdiction of incorporation or Organization)	(I.R.S. Employer Identification No.)

723 S. Cascade Avenue, Colorado Springs, CO	80903
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (719) 717-9825

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
N/A	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 20, 2026, Fortitude Gold Corporation (the “Company”) held its annual shareholders’ meeting. At the annual meeting, the shareholders elected the two individuals nominated to be directors, ratified the appointment of Haynie & Company as the Company's independent registered public accounting firm for the year ending December 31, 2026 and approved certain amendments to the Company's Equity Incentive Plan, to extend the expiration date to October 15, 2035 and to increase the number of shares of stock reserved and available for grant to 10,000,000 shares.

Election results for the nomination of directors are as follows:

	Shares Voted
Name of Nominee	For	Withheld
Bill M. Conrad	7,270,006	1,443,516
Jason D. Reid	7,217,878	1,495,644

Election results for the ratification of the appointment of Haynie & Company as the Company’s independent registered public accounting firm for the year ending December 31, 2026 are as follows:

For	Against	Abstain
9,408,989	604,451	127,980

Election results for the approval of certain amendments to the Company’s Equity Incentive Plan, to extend the expiration date to October 15, 2035 and to increase the number of shares of stock reserved and available for grant to 10,000,000 shares, are as follows:

For	Against	Abstain
5,561,698	3,019,091	132,733

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2026	FORTITUDE GOLD CORPORATION

	By:	/s/ Jason D. Reid
Jason D. Reid, Chief Executive Officer